      As filed with the Securities and Exchange Commission on June 8, 2005
                                Registration No.
                        ---------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------

                              UNITED BANCORP, INC.
             (Exact name of registrant as specified in its charter)

MICHIGAN                                                            38-2606280
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                                    Identification
Number)
                              UNITED BANCORP, INC.
                            205 E. CHICAGO BOULEVARD
                            TECUMSEH, MICHIGAN 49286
                                 (517) 423-8373

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        ---------------------------------

                  UNITED BANK & TRUST TAX-DEFERRED SAVINGS PLAN
                            (Full title of the plan)

             DAVID S. HICKMAN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              UNITED BANCORP, INC.
                            205 E. CHICAGO BOULEVARD
                            TECUMSEH, MICHIGAN 49286
                                 (517) 423-8373

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                               FRED B. GREEN, ESQ.
                                   BODMAN LLP
                       34TH FLOOR, 100 RENAISSANCE CENTER
                             DETROIT, MICHIGAN 48243
                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum       Proposed Maximum
Title  of Securities       Amount to be     Offering Price Per     Aggregate Offering          Amount of
to be Registered           Registered (1)        Share                    Price              Registration Fee
--------------------       --------------   ------------------     ------------------        -----------------
Common Stock                50,000 shares            __(2)            $  3,361,795(2)              $   396
                                                                      -------------                --------

----------
(1) Indicates (i) the number of shares of common stock, no par value, authorized and reserved for issuance upon purchase by eligible employees with matching employer contributions pursuant to the United Bank & Trust. Tax-Deferred Savings Plan. Pursuant to Rule 416(a), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fees only, pursuant to Rule 457(h), as follows: (i) as to 5,101 shares already purchased and held by the plan, on the basis of the aggregate price at which such shares were purchased (approximately $64.91 per share); and
      (ii) as to 44,899 shares for which shares have not yet been purchased, on the basis of the average of the bid and asked price for the common stock as quoted by Raymond James Financial Services (a broker-dealer) on June 7, 2005 of $67.50 per share.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement (the "Registration Statement") relates to the issuance of shares of Common Stock of United Bancorp, Inc., a Michigan corporation (the "Company"), to persons who participate in the United Bank & Trust, Inc. Tax-Deferred Savings Plan (the "Plan").

The documents containing the information specified in Part I of this Form S-8 (Plan information, Company information and employee plan annual information) will be sent or given to participants as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of this Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II - INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by United Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

      1. The Company's annual report on Form 10-K for the fiscal year ended December 31, 2004.

      2.    The Company's 2005 Definitive Proxy Statement.

      3.    The Company's Form 8-K filed on March 18, 2005.

      4.    The Company's Form 8-K filed on April 19, 2005.

      5.    The Company's Form 10-Q filed on May 10, 2005.

      6. The description of the Company's common stock, no par value, contained in the Company's Form 10 Registration Statement effective on March 31, 1988.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A.    The Michigan Business Corporation Act

      1.    Indemnification from Actions Brought by Third Parties

      The Company is incorporated under the laws of the State of Michigan and is subject to the Michigan Business Corporation Act, as amended ("MBCA"). The MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation ("Third Party Action"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful ("Standard of Conduct"). The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      2.    Indemnification from Actions By or In the Right of the Corporation

      The MBCA further provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor ("Corporation Action") by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders ("Standard of Conduct"), except that no indemnification may be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent for any indemnification against expenses that may be ordered by the Court.

      3.    Indemnification Against Expenses

      To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of either a Third Party Action or a Corporation Action, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this paragraph.

      4.    Permissible Indemnification Provisions in the Articles of
            Incorporation

      The articles of incorporation may contain a provision eliminating or limiting a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i ) the amount of a financial benefit received by a director to which he or she is not entitled, or (ii ) intentional infliction of harm on the corporation or the shareholders, or (iii ) approval of certain wrongful corporate acts, or (iv ) an intentional criminal act.

      5. Determination of the Propriety of Indemnification and Evaluation and Payment of Expenses

      To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director, a corporation may indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the statutory Standards of Conduct required for Third Party Actions and Corporation Actions, but no indemnification may be made except to the extent authorized by a court, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, approved certain wrongful corporate acts, or intentionally committed a criminal act. In connection with a Corporation Action, indemnification under this paragraph may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with a Third Party Action, indemnification under this paragraph may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

      In the absence of a provision in the articles of incorporation eliminating or limiting the liability of a director, indemnification from Third Party Actions or Corporation Actions, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable Standard of Conduct required for Third Party Actions and Corporate Actions and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.

      If a person is entitled to indemnification under the provisions relating to either a Third Party Action or a Corporate Action for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      The determination of the propriety of indemnification and evaluations of the reasonableness of expenses and settlement shall be made in any of the following ways: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (b) if a quorum cannot be obtained under subdivision
(a), by majority vote of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding, or (c) by independent legal counsel in a written opinion, which counsel shall be selected pursuant to the terms and conditions of the MBCA, or (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (e) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

      An authorization of payment of indemnification shall be made in any of the following ways:

      (a)   by the board in one of the following ways:

            (i) if there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (ii) by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (iii) if the corporation has 1 or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (iv) if there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with the MBCA, in which authorization all directors may participate.

      (b) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

      6. Payment or Reimbursement of Reasonable Expenses Prior to Final Disposition of Proceedings.

      A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable Standard of Conduct required for Third Party Actions and Corporation Actions, and (b) the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable Standard of Conduct required for Third Party Actions and Corporation Actions. The undertaking must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

      Determinations and evaluations shall be made in the same manner as described in paragraph 5 above.

      A provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

      7.    Statutory Indemnification or Advancement of Expenses is Not
            Exclusive.

      The indemnification or advancement of expenses provided under the MBCA is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in the MBCA continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

      8.    Liability Insurance.

      A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under other provisions of the MBCA.

B.    Company's Articles of Incorporation

      The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for a breach of the director's fiduciary duty, except in the event of any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) approval of certain wrongful acts, (iv) a transaction from which the director derived an improper benefit, (v) acts or omissions occurring before May 8, 1996.

C.    Company's Bylaws

      Article VI of the Company's Bylaws provides for indemnification of directors and officers and permits indemnification of other parties, as follows:

      SECTION 1. THIRD PARTY ACTIONS. The Company shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      SECTION 2. ACTIONS IN THE RIGHT OF THE CORPORATION. The Company shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expense (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by him in connection with the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders.

      However, indemnification shall not be made for a claim, issue or matter as to which such person has been found liable to the Company unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

      SECTION 3. MANDATORY AND PERMISSIVE PAYMENTS. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Sections 1 or 2 of Article VI, or in defense of any claim, issue, or matter in the action, suit, or proceeding, he shall be indemnified against expenses (including actual and reasonable attorneys' fees), incurred by him in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided hereby.

      Any indemnification under Sections 1 or 2 of Article VI, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of Article VI. Such determination shall be made in any of the following ways: (a) by a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit, or proceeding, or (b) if such quorum is not obtainable, then by a majority vote of a committee of directors who are not parties to the action, suit or proceeding. The committee shall consist of not less than 2 disinterested directors, or, (c) by independent legal counsel in a written opinion, or (d) by the shareholders.

      If a person is entitled to indemnification under Sections 1 or 2 of
Article VI for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      SECTION 4. EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 and 2 of Article VI may be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director officer, employee or agent to repay the expenses if it is ultimately determined that he is not entitled to be indemnified by the Company. The undertaking shall be by an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

      SECTION 5. VALIDITY OF PROVISIONS. A provision made to indemnify directors or officers of any action, suit or proceeding referred to in Sections 1 and 2 of
Article VI whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with Sections 1 to 5 of Article VI. The indemnification provided in Sections 1 to 5 of Article VI continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 6. INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under sections 1 to 5 of
Article VI.

      SECTION 8. NONEXCLUSIVITY. The indemnification or advancement of expenses provided in Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Company's articles of incorporation or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

ITEM 7. EXEMPTION FROM REGISTRATION.

Not applicable.

ITEM 8. EXHIBITS.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit Number    Description of Document

4(a) Restated Articles of Incorporation of United Bancorp, Inc., filed as Exhibit (4)(a) to registrant's registration statement on Form S-8 (File Number 333-03305) dated May 8, 1996, and incorporated herein by reference.

4(b) Bylaws of United Bancorp, Inc., filed as Exhibit (4)(b) to the Company's registration statement on Form S-8 (File Number 333
                  - 3305) dated May 8, 1996, and incorporated herein by reference.

5(a) Opinion and Consent of Bodman LLP as to the legality of the securities being registered.*

5(b)              IRS letter dated November 19, 2001.*

23(a) Consent of BKD, LLP, independent registered public accounting firm.*

23(b)             Consent of Bodman LLP, legal counsel (contained in Exhibit
                  5).*

24 Powers of Attorney (contained in the signature pages of this Registration Statement).*

-----------
*Filed herewith

ITEM 9. UNDERTAKINGS.

A.    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the

            Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tecumseh, State of Michigan on June 7, 2005.

                                        UNITED BANCORP, INC.

                                        By: /s/ David S Hickman
                                            ------------------------------------
                                            David S. Hickman,
                                            Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 7, 2005, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint the Chief Executive Officer and Treasurer, and each of them severally, his or her true and lawful attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

/s/ David S. Hickman                            /s/ Dale L. Chadderdon
-------------------------------------------     --------------------------------------------
David S. Hickman, Chairman, Chief Executive     Dale L. Chadderdon, Senior Vice President,
Officer and Director (principal executive       Secretary and Treasurer (principal financial
officer)                                        and accounting officer)

/s/ James D. Buhr                               /s/ James G. Haeussler
-------------------------------------------     --------------------------------------------
James D. Buhr, Director                         James G. Haeussler, Director

/s/ Joseph D. Butcko                            /s/ James C. Lawson
-------------------------------------------     --------------------------------------------
Joseph D. Butcko, Director                      James C. Lawson, Director

/s/ Robert K. Chapman                           /s/ Donald J. Martin
-------------------------------------------     --------------------------------------------
Robert K. Chapman, Director                     Donald J. Martin, Director

/s/ George H. Cress                             /s/ David E. Maxwell
-------------------------------------------     --------------------------------------------
George H. Cress, Director                       David E. Maxwell, Director

/s/ John H. Foss                                /s/ Kathryn M. Mohr
-------------------------------------------     --------------------------------------------
John H. Foss, Director                          Kathryn M. Mohr, Director

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

                                  EXHIBIT INDEX

Exhibit Number                         Description of Document
--------------          -------------------------------------------------------

4(a) Restated Articles of Incorporation of United Bancorp, Inc., filed as Exhibit (4)(a) to registrant's registration statement on Form S-8 (File Number 333-03305) dated May 8, 1996, and incorporated herein by reference.

4(b) Bylaws of United Bancorp, Inc., filed as Exhibit (4)(b) to the Company's registration statement on Form S-8 (File Number 333 - 3305) dated May 8, 1996, and incorporated herein by reference.

5(a) Opinion and Consent of Bodman LLP as to the legality of the securities being registered.*

5(b)                    IRS letter dated November 19, 2001.*

23(a) Consent of BKD, LLP, independent registered public accounting firm.*

23(b)                   Consent of Bodman LLP, legal counsel (contained in
                        Exhibit 5).*

24 Powers of Attorney (contained in the signature pages of this Registration Statement). *

----------
*Filed herewith

                                       10